Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, iMetrik M2M Solutions Inc.

DATED this 16th day of February, 2012.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak